Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 27, 2006 with respect to the financial statements of Ormat Leyte Co. Ltd. for the year ended December 31, 2005, which appears in Ormat Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ SyCip Gorres Velayo & Co
A Member Practice of Ernst & Young Global
Makati City, Philippines
September 17, 2008